January 3, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Global Opportunities Trust
          (File No. 33-31267)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated January 2, 1996, to the Prospectus of Templeton Global Opportunities Trust dated May 1, 1995 as amended July 25, 1995 and supplemented October 2, 1995 and December 5, 1995.


Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel